Exhibit 10.05

Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

First Amendment To

DEVELOPMENT AND MANUFACTURING AGREEMENT

Between

CapsoVision, Inc.

And

Moai Electronics Corporation

This First Amendment (“First Amendment”) to the Development and Manufacturing Agreement dated June 3, 2014 (“Agreement”) by and between CapsoVision, Inc, 18850 Cox Avenue, Suite 250, Saratoga, CA 95070 (“Capso”) and Moai Electronics Corporation Hsinchu City, Taiwan, ROC (“Moai”) is entered into and effective as of March 30, 2015.

WHEREAS, the Parties previously entered into the Agreement and now desire to modify certain terms of the Agreement;

WHEREAS, the Parties mutually agree and acknowledge that (i) Capso has not approved the engineering sample as contemplated by Section 3-2(3) of the Agreement and (ii) the conditions set forth in Section 3-2(4) of the Agreement have not been met;

WHEREAS, the Parties now desire to modify the payment terms set forth in Section 3-2 of the Agreement to facilitate the manufacture and commercialization of Product without regard to the satisfaction of the payment conditions set forth in the Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Section 3-2(3) shall be modified as follows:

“(3) The 3rd installment payment of [***] NRE charge within 5 business days after the effectiveness of this First Amendment without regard to the condition or status of any engineering sample.”

2. Section 3-2(4) shall be modified as follows:

“(4) The 4th installment payment of [***] NRE charge within 5 business days after the effectiveness of this First Amendment without regard to the condition or status of the deliverables contemplated by Section 3-5 and without regard to the condition or status of any dies, parts, prototypes, clinical trials, or design errors.”

3. Section 3-2(5) shall be modified as follows:

“(5) The 5th installment payment of [***] NRE charge within 20 business days after (i) Moai initiates mass production of Product and (ii) provides to Capso a government uniform invoice, the invoice from foundry, and evidence of tapeout document.

In case of design error which is caused primarily by Moai, Moai will be responsible without any further cost to Capso to redesign the chip and be responsible for [***] of shuttle tapeout cost to the foundries specified in Seciton 2-3 while Capso will pay for the remaining [***] shuttle fee charged by such foundries. This allocation applies to errors caused by lot-to-lot variations and which were not evident in the initial tapeout lot.”

4. All capitalized terms used in this First Amendment and not defined herein shall have the meaning given to them in the Agreement.

5. All terms and conditions applicable to the Agreement shall remain in full force and effect under the terms of the Agreement unless expressly modified by the terms of this First Amendment and shall be applicable to this First Amendment.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives effective as of the date set forth above.

CapsoVision, Inc.	Moai Electronics Corporation

By: /s/ Johnny Wang	By: /s/ Yi Yang Lin

Name: Johnny Wang	Name: Yi Yang Lin

Title: President	Title:

DEVELOPMENT AND MANUFACTURING AGREEMENT

This Development and Manufacturing Agreement (this “Agreement”) is made effective and entered into as of June 03, 2014. (“Effective Date”), by and between, MOAT ELECTRONICS CORPORATION, Hsinchu city, Taiwan, ROC (hereinafter referred to as “Moai”), and CapsoVision, Inc., a Delaware, USA corporation having its principal office at 18805 Cox Avenue #250, Saratoga, CA 95070-6615 (hereinafter referred to as “Capso”).

WHEREAS, Capso has been engaged in developing an ASIC (“Product”) for next generation capsule camera as further described in the materials previously delivered to Moai; and

WHEREAS, Capso and Moai desire to collaborate on the further development and manufacturing of the Product;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.	Definitions

In this Agreement, the following terms have the following meanings respectively:

1-1

“Moai Background Technology” shall mean: (a) technology developed prior to or outside of this Agreement that is owned by Moai; and/or (b) third party technology that is licensed by Moai; and in either case used by Moai in the performance of this Agreement.

1-2	“Capso Background Technology” shall mean: (a) technology developed prior to or outside of this Agreement that is owned by Capso; and/or (b) third party technology that is licensed by Capso.

1-3	“Deliverables” shall mean the samples and/or documentation required for delivery to Capso under this Agreement.

1-4

“Design Improvements” means any modifications or improvements of the design for the Product prepared, conceived or reduced to practice by Moai, whether in collaboration with Capso or not, and embodied in the Product.

1-5	“Foreground Technology” shall mean technology that is prepared, conceived or reduced to practice by either party during the term of this Agreement.

1-6

“NRE charge” shall mean the amounts payable to Moai by Capso pursuant to Section 3 of this Agreement. The NRE charge should cover the usage of the required equipments, the mask set, IP usage including license/sublicense, design job to complete the Product, and the cost to build engineering sample. This design job covered by NRE does not include any potential extra jobs caused by Capso due to any modification of the Product design.

1-7

“Intellectual Property” means patent rights (including patent applications and disclosures), copyrights, trade secrets, know-how and any other intellectual property rights recognized in any country or jurisdiction of the world, but does not mean trademark, trade names, logos, or service marks.

2.	Development and Ownership

2-1

Capso shall provide a current generation chip design, test bench and firmware for the Product, either by itself or by coordinating with other third parties, and will provide documentation of the last generation design of the Product to Moai as a starting point for Moai’s development effort.

2-2

Moai will provide know-how, design tooling, and design and layout effort necessary to (i) design and layout for the Product in a manner ready for tape-out and (ii) comply with the requirements and specifications set forth in Exhibit A.

2-3	Moai will tapeout the design to [***] using [***] process technology.

2-4	As between the parties, Capso shall retain all right, title, and interest in and to the Capso Background Technology including without limitation all intellectual property rights thereto.

2-5	As between the parties, Moai shall retain all right, title, and interest in and to the Moai Background Technology including without limitation all intellectual property rights thereto.

2-6	Nothing in this Agreement will be deemed to transfer from either party to the other any rights in any Foreground Technology except with respect to Design Improvements as set forth below.

2-7

The rights to the Design Improvements will be owned by Capso. Capso agrees to license rights to the Design Improvements to Moai during the term of this Agreement on a world-wide basis on commercially reasonable terms including a license fee of [***] per year. Each party will assist the other in every proper way to secure the respective rights of the other party in the Design Improvements and any intellectual property rights relating thereto.

2-8

3.	Development costs and Payment Methods

3-1

Capso shall pay Moai an aggregate of up to [***] as the NRE charge applicable to such Product as set forth in Attachment B, as well as other sums for special services as are separately listed or referenced in Attachment B.

3-2

Capso shall make payment of NRE charge to MOAI in accordance with the following phases: (1) The 1st installment payment of [***] NRE charge upon the signing of this Agreement by the parties. In order to accelerate the debugging of

Product, CapsoVision will get unencrypted RTL code for the whole chip except ECC and IIC EEPROM control logic from Moai with simulation test benches and simulation models. (analog macros, sensor models, EEPROM models, flash models), within a week of this payment.

The Deliverables includes:

a)	Corresponding documents regarding the whole design and simulation test benches.

b)	RTL (Including Top and fixed modules which are delivered from CapsoVision originally)

c)	Unencrypted RTL of [***] and [***]. Moai will release the RTL on the condition CapsoVision will license them.

d)	Simulation Testbench and Simulation Models (EEPROM, Flash, Sensor, SPI, Analog and Core/I0 cell)

(2) The 2nd installment payment of [***] NRE charge when tape-out is completed.

(3) The 3rd installment payment of [***] NRE charge after engineering sample approval by Capso.

(4) The 4th installment payment of [***] NRE charge 6 months after the completed delivery of the deliverables specified in Section 3-5 herein including the dies and packaged parts necessary to allow Capso to build capsule prototype and perform clinical trials and validate there is no design error caused by or resulting from Moai.

(5) The 5th installment payment of [***] NRE charge refers to condition in 3-5 when Moai steps into the stage of mass production, after showing the invoice from foundry and the evidence of tapeout document.

In the event that the above non-refundable evaluation payment conditions are met, Moai shall issue a government uniform invoice to Capso and Capso shall tele-transfer the payment to the bank account designated by Moai within one month from the receipt of the invoice.

In case of design error which is caused primarily by Moai, Moai will be responsible free of charge to redesign the chip and be responsible for [***] of shuttle tapeout cost to the foundries specified in Section 2-3while Capso will pay for the rest [***] shuttle fee charged by the previously mentioned foundries. This applies to the situation of error caused by lot to lot variations, which is not to be found out in initial tapeout lot.

3-3	After the product sample acknowledgment signed by Capso, the design phase is completed.

3-4

Capso agrees to grant Moai during the term of this Agreement and under the terms of this Agreement, a non-transferable, non-sub-licensable, world-wide exclusive license to manufacture (hereinafter, the “Manufacture Right”) the Product. For the avoidance of doubt, the services to be provided by Moai shall include the following items:

a)	Procure or produce all materials necessary to manufacture the Product.

b)	Produce or procure all tooling and manufacturing equipment necessary to manufacture the Product. Moai retains ownership of the tooling and equipment acquired or produced by or for Moai.

c)	Manufacture the complete Product including labeling and packaging.

d)	Comply with all regulatory requirements applicable to a manufacturer of the Product, including verification testing.

3-5

Moai shall deliver [***] pcs of engineering sample dies and [***] packaged parts at free of charge, then upon receiving the engineering samples, Capso shall verify the functionality of the samples based on the requirement specification and raise any issue immediately. If the design failed to meet the requirement specification in accordance with this agreement, Moai has the responsibility to correct any defects, deficiency or non-conformance. If there is no objection raised by Capso within this period and after 6 months for CapsoVision to conduct clinical trials, Moai shall consider the design accepted by Capso, therefore Moai shall step into stage of mass production.

4.	Order of the product

4-1	MOAT shall produce and sell the product ordered by Capso to Capso after the sample acknowledged by Capso.

4-2

MOAT shall ensure the effective period of this contract and for a period ending on the first anniversary of the termination of this agreement, except by a written consent, not to sell the product with a third party.

4-3

The unit price for each unit of Product ordered shall be set forth in Attachment C. The quantity shall be the cumulative quantity of units of a Products determined by the purchase orders accepted by Moai after the commencement date of mass production.

5.	Confidentiality

The NON-DISCLOSURE AGREEMENT dated Feb.26, 2013 entered into by the parties’ (the “NDA”) shall apply to all the technology, know-how, data and other Confidential Information (as defined in the NDA) delivered or provided to either party.

6.	Warranty

Moai warrants that each Deliverable delivered under this Agreement shall satisfy the requirements specified by this Agreement for a period of one (1) year from the date of acceptance of such Product. The sole and exclusive remedy of Capso and the entire liability of Moai for any non-conforming Deliverables under this warranty will be to promptly correct the non-conformities and provide Capso with the corrected unit.

7.	Exclusivity

Moai agrees that it (including any subsidiary or affiliate) will not enter into or continue any discussions to develop, make or otherwise commercialize any product that competes directly or indirectly with either the Product or any capsule endoscopes during the term of this Agreement and for a period ending on the first anniversary of the termination of this Agreement. Moai also agrees that it will immediately terminate any such discussions that have been previously entered into, and Moai further agrees that it will not actually develop, make or otherwise commercialize any product that competes directly or indirectly with either the Product or any capsule endoscopes during the term of this Agreement and for a period ending on the first anniversary of the termination of this Agreement.

8.	Term and Termination

This Agreement will commence as of the day first above written and will continue until terminated as provided in this Section 8. Capso may terminate this Agreement immediately upon notice if (i) Moai breaches the Quality Agreement executed with Capso and such breach is not cured within thirty (30) days from the date of notice by Capso of such breach; (ii) Moai is unable to start the delivery of [***] engineering samples by Nov. 15, 2014; (iii) Moai fails to manufacture Product and provide other services specified herein sufficient to meet Capso’s good-faith [***]-month forecast of Product demand (provided in a valid purchase order), and such breach or inability to provide Product and services is not cured within thirty (30) days from the date of notice by Capso of such breach or inability to provide services; or (iv) Moai breaches or is unable to substantially perform any of its agreements or obligations hereunder.

8-1

In the event (iii) above happens as the cause of termination, Moai is responsible to find a TAISDAQ Listed company who is qualified and will take over Moai’s role and the obligations defined in this agreement. If Moai fail to find such 3’rd party under event(iii) scenario, CapsoVision has the right to own, within 7 business days, all the mask sets, complete RTL code with all analog macro declarations, simulation testbenches and simulation models (analog macros, sensor models, EEPROM models, flash models), corresponding documents regarding the whole design and simulation testbenches, all analog design schematics and simulation files and layout, complete whole chip GDSII and layout file, all FPGA emulation boards with schematics including sensor board and I2C board, parallel-port JTAG dongles, USB JTAG dongles (if available), complete test fixture including but not limited to probe card and test vector, test probe card design, DFT test vector generation scripts, synthesis scripts, P&R scripts. In this case CapsoVision will pay Moai the buyout fee for the ownership rights of above items which CapsoVision otherwise has no ownership rights to.

The buyout fee for the above items is [***] and will be charged on the condition when CapsVision intends to have the specific item listed :

a)	Whole Chip RTL Top fixed modules : [***]

b)	RTL for ECC Engine and control logic for flash module : [***]

c)	RTL for IIC control for EEPROM : [***]

d)	OSC/VDT/POR/BG/ Analog top integration schematic and spice Netlist : [***]

e)	DFT test vector, STA scripts and Layout GDSII : [***]

f)	Mask, Test Fixtures and Probe card : [***]

8-2

The following sections will survive termination of this Agreement: Section 2 regarding Development and Ownership; Section 4-2; Section 5regarding Confidentiality; Section 7 regarding Exclusivity, Section 8 regarding Term and Termination and Section 9 regarding Miscellaneous.

9.	Miscellaneous

9-1

Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, e-mailed or delivered to each party as follows:

(i)	to Moai Electronics Corporation

10E-1, 192, Tung-Kuang Rd.

Hsinchu, 30069, Taiwan ROC

Attn: Kyle Huang

or at such other address, facsimile number, or electronic mail address as Moai shall have furnished Capso in writing, or

(ii)	to CapsoVision, Inc.

18805 Cox Avenue, Suite 250

Saratoga, California 95070

Attn: Johnny Wang

or at such other address, facsimile number, or electronic mail address as Capso shall have furnished to Moai in writing.

All such notices and communications will be deemed effectively given the earliest of (i) actual receipt, (ii) one (1) business day after being delivered with confirmation of delivery by facsimile or electronic mail, (iii) one (1) business day after being deposited for overnight delivery with an overnight courier service of recognized standing or (iv) four (4) days after being deposited in the U.S. mail, first class with postage prepaid.

9-2

Amendment and Waiver. Any provision of this Agreement may be amended or modified only with the prior written consent of both Capso and Moai. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

9-3

Assignment. Neither this Agreement (including and Exhibits) nor any of the rights and obligations arising hereunder may be assigned or transferred in whole or in part to any third party by the party hereto without the prior written consent of the other party, and any attempted assignment in violation of this Article shall be void; provided, however, that no consent shall be required for any assignment or transfer effected in connection with a change of control of Capso.

9-4

Governing Law& Jurisdiction. This Agreement and its provisions will be governed by and construed in accordance with the laws of California, without taking into account its principles on conflicts of law. Disputes arising in connection with this Agreement shall be subject to the exclusive jurisdiction of the federal and state courts located in Santa Clara County, California.

9-5

Entire Agreement. This Agreement and the NDA set forth the entire agreement and understanding between the parties hereto as to the subject matter of this Agreement and the NDA and merge all prior discussions and negotiations between the parties, and neither party shall be bound by any condition, definition, warranty or representative with respect to the subject matter of this Agreement and the NDA, other than as expressly provided in this Agreement and the NDA, or as duly set forth on or subsequent to the date hereof in writing and signed by proper and duly authorized representatives of the parties to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized representative as of the day and year first above written.

MOAI ELECTRONICS CORPORATION	CAPSOVISION, INC.

By: /s/ Yi Yang Lin	By:	/s/ Johnny Kang-Huai Wang

Name: Yi Yang Lin	Name:	Johnny Kang-Huai Wang

Title:	Title:	President

EXHIBIT A – Specifications

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ATTACHMENT B – Design Improvement

[***]

ATTACHMENT C – PRICING (for tested working die)

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